[Cozen O’Connor Letterhead]

Exhibit 5

January 26, 2010

Board of Directors
Andatee China Marine Fuel Services Corporation
Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China

Re:    Registration Statement on Form S-1

Gentlemen:

Reference is made to the Registration Statement on Form S-1 (“Registration Statement”) filed by Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which Registration Statement incorporates by reference the contents of the registration statement on Form S-1 filed by the Company (File No. 333-161577) (the “Initial Registration Statement”), including the exhibits thereto.  The Registration Statement was filed for the purpose of increasing the number of securities to be issued by the Company.  The Registration Statement relates to up to 730,159 shares of common stock, par value $0.001 per share (the “Common Stock”) issuable by the Company (the “Shares”) to certain underwriters (collectively, the “Underwriters”) for which Newbridge Securities Corporation and Rodman Renshaw LLC (the “Representatives”) are acting as representatives, including  up to 95,238 shares of Common Stock (the “Over-Allotment Shares”) which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any.

In rendering this opinion, we have examined: (i) the forms of the Certificate of Incorporation and By-laws of the Company, each as presently in effect and included as Exhibits 3.1(i) and 3.1.1(i), respectively, to the Registration Statement; (ii) resolutions of the Company’s Board of Directors authorizing the issuance of the Shares, the Over-allotment Shares, the Warrant Shares, the Representatives’ Warrants, and the preparation and filing of the Registration Statement; (iii) the Registration Statement; (iv) all applicable provisions of the Constitution of the State of Delaware, statutory provisions of the State of Delaware and reported judicial decisions of the courts of the State of Delaware interpreting those laws and (vi) such other statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.  In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies or telecopies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. With regard to the Warrant Shares, we have assumed that at the time of issuance or sale, a sufficient number of shares of Common Stock are authorized and available for issuance. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, including the Over-Allotment Shares, when issued and sold in accordance with and in the manner described in the prospectus set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

           This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws and provisions.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

           This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

                                                                           Very truly yours,

                                                                           /s/ Cozen O’Connor